UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under Rule 14a-12

PRIMO WATER CORPORATION
(Name of registrant as specified in its charter)
(Name of person(s) filing proxy statement, if other than the registrant)

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☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Press Release

PRIMO WATER AND BLUETRITON BRANDS ANNOUNCE
EXPIRATION OF THE WAITING PERIOD UNDER THE HSR ACT

TAMPA, FL. and STAMFORD, CT., September 5, 2024 – Primo Water Corporation (NYSE: PRMW) (TSX: PRMW) (“Primo Water”) and BlueTriton Brands, Inc. (“BlueTriton”) today announced the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (“HSR Act”), as amended, in connection with the previously announced all-stock combination of Primo Water and BlueTriton (“Transaction”).
The expiration of the waiting period under the HSR Act is one of the conditions necessary for completion of this Transaction. The Transaction is now expected to close by the end of calendar year 2024, subject to satisfaction of other customary closing conditions, including approval by Primo Water’s shareowners, regulatory approval in Canada and court approval of the plan of arrangement for the Transaction, each as more particularly described in the definitive agreement.

Additional information related to the Transaction can also be found on the investor relations section of our website: https://primowatercorp.com/investors/merger.
ABOUT PRIMO WATER CORPORATION

Primo Water is a leading North America-focused pure-play water solutions provider that operates largely under a recurring revenue model in the large format water category (defined as 3 gallons or greater). This business strategy is commonly referred to as “razor-razorblade” because the initial sale of a product creates a base of users who frequently purchase complementary consumable products. The razor in Primo Water‘s revenue model is its industry leading line-up of innovative water dispensers, which are sold through approximately 11,350 retail locations and online at various price points. The dispensers help increase household and business penetration which drives recurring purchases of Primo Water‘s razorblade offering or water solutions. Primo Water‘s razorblade offering is comprised of Water Direct, Water Exchange, and Water Refill. Through its Water Direct business, Primo Water delivers sustainable hydration solutions direct to customers, whether at home or to businesses. Through its Water Exchange business, customers visit retail locations and purchase a pre-filled bottle of water. Once consumed, empty bottles are exchanged at our recycling center displays, which provide a ticket that offers a discount toward the purchase of a new bottle. Water Exchange is available in approximately 17,950 retail locations. Through its Water Refill business, customers refill empty bottles at approximately 23,500 self-service refill drinking water stations. Primo Water also offers water filtration units across North America.

Press Release

Primo Water‘s water solutions expand consumer access to purified, spring, and mineral water to promote a healthier, more sustainable lifestyle while simultaneously reducing plastic waste and pollution. Primo Water is committed to its water stewardship standards and is proud to partner with the International Bottled Water Association (IBWA) in North America which ensures strict adherence to safety, quality, sanitation and regulatory standards for the benefit of consumer protection.

Primo Water is headquartered in Tampa, Florida (USA). For more information, visit www.primowatercorp.com.

ABOUT BLUETRITON

BlueTriton Brands, Inc. is a water and beverage company in North America that produces and distributes a portfolio of brands of spring water, purified water, and other beverages, which include Poland Spring®, Deer Park®, Ozarka®, Ice Mountain®, Zephyrhills®, Arrowhead®, Origin™, Saratoga®, AC+ION®, Pure Life®, B’EAU®, and Splash Refresher™.

BlueTriton also owns and operates ReadyRefresh®, a reuse and refill platform for home and office beverage delivery in the United States, providing access to a broad portfolio of water and beverage products, the majority of which are sold in reusable, multi-serve bottles. As one of the leaders in home delivery and reusable packaging, the company strives to save customers time by conveniently and more sustainably delivering products to their door. ReadyRefresh is proud of its role in helping reduce waste by delivering healthy hydration to our neighbors, businesses, and communities in 3- and 5-gallon reusable bottles, which are collected, sanitized, and refilled.

Headquartered in Stamford, Connecticut, BlueTriton is a privately held company with operations and distribution primarily in the United States and Canada, employing more than 7,000 employees. BlueTriton manages water resources for long-term sustainability and helps protect more than 20,000 acres of watershed area owned by the company from harm and destruction. The company owns, leases or has rights to collect water from more than 50 active spring sites and has 30 production facilities across North America, with some verified to the Alliance for Water Stewardship (“AWS”) Standard. BlueTriton is a Water Champion with The Water Council and has committed to be verified under their WAVE program.

Press Release

Cautionary Note Regarding Forward-Looking Information

This press release contains forward-looking statements and forward-looking information within the meaning of applicable securities legislation, including Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934 conveying management’s expectations as to the future based on plans, estimates and projections at the time of such statements. Forward-looking statements involve inherent risks and uncertainties and several important factors could cause actual results to differ materially from those contained in any such forward-looking statement. You can identify forward-looking statements by words such as “may,” “will,” “would,” “should,” “could,” “expect,” “aim,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “predict,” “project,” “seek,” “potential,” “opportunities,” and other similar expressions and the negatives of such expressions.  However, not all forward-looking statements contain these words. The forward-looking statements contained in this press release include, but are not limited to, statements regarding the estimated or anticipated future results of the combined company following the Transaction, the anticipated benefits and strategic rationale of the Transaction, including estimated synergies and capital expenditure rates, forecast performance metrics of the combined company, the ability of Primo Water and BlueTriton to complete the Transaction on the terms described herein, or at all, the expected timing of completion of the Transaction, receipt of regulatory, court and stock exchange approvals, and other statements that are not historical facts. The forward-looking statements are based on Primo Water and BlueTriton’s current expectations, plans and estimates. Primo Water and BlueTriton believe these assumptions to be reasonable, but there is no assurance that they will prove to be accurate.

Factors that could cause actual results to differ materially from those described in this press release include, among others: (i) the ability of the parties to successfully complete the Transaction on anticipated terms and timing, including obtaining required shareholder and regulatory approvals and the satisfaction of other conditions to the completion of the Transaction, (ii) risks relating to the integration of Primo Water and BlueTriton’s operations, products and employees into the combined company and the possibility that the estimated synergies and other benefits of the Transaction will not be realized or will not be realized within the expected timeframe, (iii) risks relating to the businesses of Primo Water and BlueTriton and the industries in which they operate and the combined company will operate following the Transaction, (iv) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Transaction, (v) risks related to disruption of management’s time from ongoing business operations due to the Transaction, (vi) the risk of any litigation relating to the Transaction, and (vii) the risk that the Transaction and its announcement could have an adverse effect on the ability of Primo Water and BlueTriton to retain and hire key personnel.

Press Release

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the management information circular and proxy statement on Schedule 14A discussed below and other documents filed by Primo Water from time to time with the U.S. Securities and Exchange Commission and applicable Canadian securities regulatory authorities. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. Primo Water and BlueTriton do not undertake to update or revise any of these statements considering new information or future events, except as expressly required by applicable law.

Non-Solicitation

This communication is not intended to, and does not, constitute a proxy statement or solicitation of a proxy, consent, vote or authorization with respect to any securities or in respect of the Transaction and shall not constitute an offer to sell or exchange, or a solicitation of an offer to buy or exchange any securities, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act or an exemption therefrom. In Canada, no offering of securities shall be made except by means of a prospectus in accordance with the requirements of applicable Canadian securities laws or an exemption therefrom.

Additional Information and Where to Find It

This press release relates to the proposed Transaction between Primo Water and BlueTriton. In connection with the Transaction, on August 8, 2024, Primo Water filed a preliminary management information circular and proxy statement on Schedule 14A containing important information about the Transaction and related matters. Additionally, Primo Water has and will continue to file other relevant materials in connection with the Transaction with applicable securities regulatory authorities. Investors and security holders of Primo Water are urged to carefully read the entire management information circular and proxy statement (including any amendments or supplements to such documents) when the definitive management information circular and proxy statement becomes available before making any voting decision with respect to the Transaction because they will contain important information about the Transaction and the parties to the Transaction. The Primo Water management information circular and proxy statement will be mailed to Primo Water shareholders, as well as be accessible on the EDGAR and SEDAR+ profile of Primo Water. Investors and security holders of Primo Water will be able to obtain a free copy of the management information circular and proxy statement, as well as other relevant filings containing information about Primo Water and the Transaction, including materials that will be incorporated by reference into the management information circular and proxy statement, without charge, at the SEC website (www.sec.gov), the SEDAR+ website (www.sedarplus.ca) or from Primo Water’s investor relations website (www.primowatercorp.com/investors/).

Press Release

Participants In Solicitation

Primo Water and BlueTriton and their respective directors, executive officers and other members of management and certain employees may be deemed to be participants in the solicitation of proxies from Primo Water shareholders in connection with the Transaction. Information regarding Primo Water’s directors and executive officers and their ownership of Primo Water securities is set forth in Primo Water’s filings with the SEC, including its Definitive Proxy Statement on Schedule 14A that was filed with the SEC on March 28, 2024 under the heading “Security Ownership of Directors and Management.”  To the extent such person’s ownership of Primo Water’s securities has changed since the filing of such proxy statement, such changes have been or will be reflected on Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Primo Water shareholders in connection with the Transaction will be set forth in the Primo Water management information circular and proxy statement for the Transaction, when available. Other information regarding the participants in the Primo Water proxy solicitation and a description of their direct and indirect interests in the Transaction, by security holdings or otherwise, will be contained in such management information circular and proxy statement and other relevant materials to be filed with the SEC in connection with the Transaction. Copies of these documents may be obtained, free of charge, from the SEC or Primo Water as described in the preceding paragraph.

Website: www.primowatercorp.com

CONTACTS:

Primo Water
Investor Relations:
Jon Kathol
Vice President, Investor Relations
(813) 544-8515
investorrelations@primowater.com

BlueTriton Brands
Carrie Ratner
Chief Communications Officer
Carrie.ratner@bluetriton.com